                                                                    EXHIBIT 99.2

PRODUCTIVITY ENHANCEMENT
PRODUCTS, INC. AND
SUBSIDIARIES

Consolidated Financial Statements
for the Year Ended January 2, 2000,
and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
  Productivity Enhancement Products, Inc.
  and Subsidiaries:


We have audited the accompanying consolidated balance sheet of Productivity Enhancement Products, Inc. and its majority-owned subsidiaries (the Company) as of January 2, 2000, and the related consolidated statements of income and comprehensive income, shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Productivity Enhancement Products, Inc. and its majority-owned subsidiaries as of January 2, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 11, the Company sold all assets of its majority-owned subsidiary, BeadleNet LLC, on October 19, 1999. Effective November 25, 1999, BeadleNet LLC was dissolved.


/s/ Deloitte and Touche

June 9, 2000
Costa Mesa, California

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
AS OF JANUARY 2, 2000
--------------------------------------------------------------------------------

ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                      $ 2,245,675
Investments available-for-sale, restricted                                       5,999,658
Accounts receivable, net of allowance for doubtful accounts of $27,600 at
  January 2, 2000                                                                1,196,544
Inventories, net                                                                   404,666
Prepaid expenses                                                                    60,648
                                                                               -----------


    Total current assets                                                         9,907,191

PROPERTY AND EQUIPMENT, net                                                        124,437

DEFERRED TAX ASSETS                                                                 16,757

OTHER ASSETS                                                                        94,872
                                                                               -----------

                                                                               $10,143,257
                                                                               ===========

See notes to consolidated financial statements

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
AS OF JANUARY 2, 2000 (CONTINUED)
--------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                                                $    522,045
Accrued expenses                                                                     547,337
Deferred revenue                                                                     303,648
Income taxes payable                                                               1,891,695
Deferred tax liabilities                                                           1,084,512
Current portion of capital lease obligations                                           8,363
Current portion of notes payable                                                      30,076
                                                                                ------------

    Total current liabilities                                                      4,387,676

CAPITAL LEASE OBLIGATIONS, less current portion                                        5,516

NOTES PAYABLE, less current portion                                                   32,232



COMMITMENTS (Note 9)

SHAREHOLDERS' EQUITY:
Common stock, $0.00004 par value; 100,000,000 shares authorized; 5,125,000
  shares issued and outstanding                                                       43,000
Notes receivable                                                                     (31,000)
Accumulated other comprehensive income                                             1,885,953
Retained earnings                                                                  3,819,880
                                                                                ------------

    Total shareholders' equity                                                     5,717,833
                                                                                ------------

                                                                                $ 10,143,257
                                                                                ============

See notes to consolidated financial statements

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED JANUARY 2, 2000
--------------------------------------------------------------------------------

REVENUES:
Product revenues                                                                      $ 5,050,160
Engineering and other revenues                                                            896,633
                                                                                      -----------

    Total revenues                                                                      5,946,793

COST OF REVENUES                                                                        3,048,450
                                                                                      -----------

GROSS PROFIT                                                                            2,898,343

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES                                           2,311,513

WRITE-OFF OF NOTE RECEIVABLE                                                              366,519
                                                                                      -----------

OPERATING INCOME                                                                          220,311

OTHER EXPENSE, net                                                                         (7,109)
                                                                                      -----------

INCOME BEFORE PROVISION FOR INCOME TAXES                                                  213,202

PROVISION FOR INCOME TAXES                                                                (72,239)
                                                                                      -----------

INCOME FROM CONTINUING OPERATIONS                                                         140,963

DISCONTINUED OPERATIONS:
Loss from operations of discontinued business, net of minority interest
  participation of $355,000, and tax benefits of $416,469                                (670,801)
Gain on sale of discontinued business, net of minority interest participation of
  $2,652,495, and tax provision of $2,160,330                                           3,479,615
                                                                                      -----------

NET INCOME                                                                              2,949,777

OTHER COMPREHENSIVE INCOME:
Net unrealized gain on available-for-sale securities, net of taxes of $1,248,650        1,885,953
                                                                                      -----------

COMPREHENSIVE INCOME                                                                  $ 4,835,730
                                                                                      ===========

See notes to consolidated financial statements

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE YEAR ENDED JANUARY 2, 2000
--------------------------------------------------------------------------------

                                                                                       Accumulated
                                                   Common stock                           other
                                              -----------------------      Notes       comprehensive   Retained
                                               Shares        Amount      receivable       income       earnings       Total
                                              ---------    ----------    ----------    -------------  ----------    ----------
BALANCE, January 1, 1999                      5,000,000    $   12,000    $       --     $       --    $  870,103    $  882,103

Exercise of stock options                       125,000        31,000       (31,000)

Net unrealized gain on available-for-sale
  securities, net of taxes of $1,248,650                                                 1,885,953                   1,885,953

Net income                                                                                             2,949,777     2,949,777
                                              ---------    ----------    ----------     ----------    ----------    ----------

BALANCE, January 2, 2000                      5,125,000    $   43,000    $  (31,000)    $1,885,953    $3,819,880    $5,717,833
                                              =========    ==========    ==========     ==========    ==========    ==========

See notes to consolidated financial statements

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED JANUARY 2, 2000
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                            $ 2,949,777
Adjustments to reconcile net income to net cash used in continuing operating activities:
  Loss from discontinued business                                                         670,801
  Gain on sale of discontinued business                                                (3,479,615)
  Provision for doubtful accounts                                                         (48,390)
  Depreciation and amortization                                                           134,496
  Deferred taxes                                                                         (114,409)
  Loss on sale of property and equipment                                                   61,314

  Changes in operating assets and liabilities (net of effects from disposition):
    Accounts receivable                                                                  (328,535)
    Inventories                                                                          (111,293)
    Prepaid expenses                                                                      (23,032)
    Accounts payable                                                                      104,503
    Accrued expenses                                                                      369,733
    Deferred revenues                                                                      67,643
    Income taxes payable                                                                 (371,173)
    Other long-term liabilities                                                           (16,282)
    Other assets                                                                          (30,000)
                                                                                      -----------

      Net cash used in continuing operating activities                                   (164,462)
      Net cash used in discontinued operating activities                                 (579,801)
                                                                                      -----------

        Net cash used in operating activities                                            (744,263)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                                                      (116,595)
Proceeds from sale of discontinued business                                             3,406,000
Distributions to minority members of BeadleNet LLC                                       (722,797)
                                                                                      -----------

        Net cash provided by investing activities                                       2,566,608

CASH FLOWS FROM FINANCING ACTIVITIES:

Payments on obligations under capital leases                                              (19,581)
Proceeds from issuance of notes payable                                                    70,189
Repayments on notes payable                                                               (28,658)
                                                                                      -----------

        Net cash provided by financing activities                                          21,950

See notes to consolidated financial statements

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED JANUARY 2, 2000 (CONTINUED)
--------------------------------------------------------------------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                         $1,844,295

CASH AND CASH EQUIVALENTS, beginning of year                                         401,380
                                                                                  ----------

CASH AND CASH EQUIVALENTS, end of year                                            $2,245,675
                                                                                  ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION - Cash paid during the year for:
    Income taxes                                                                  $       --
                                                                                  ==========
    Interest                                                                      $       --
                                                                                  ==========

NONCASH INVESTING AND FINANCING ACTIVITIES:
Noncash proceeds in connection with sale of BeadleNet LLC -
  investments available-for-sale, restricted                                      $4,850,000
                                                                                  ==========

Distributions of shares of common stock of Watchguard
  Technologies, Inc. to minority members of BeadleNet LLC                         $1,994,570
                                                                                  ==========

Note receivable related to distributions                                          $   64,872
                                                                                  ==========

Issuance of common stock from stock option exercises in exchange
  for note receivable                                                             $   31,000
                                                                                  ==========

Unrealized gain on available-for-sale securities, net of taxes
  of $1,248,650                                                                   $1,885,953
                                                                                  ==========


See notes to consolidated financial statements

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JANUARY 2, 2000
--------------------------------------------------------------------------------

1.      NATURE OF OPERATIONS

        Productivity Enhancement Products, Inc. (the Company) engineers and manufactures a variety of electronic products in both the data recognition and financial security markets. The data recognition products focus on hand-held bar code reading devices and radio frequency identification systems for the industrial and commercial marketplace. The Company is a provider in the emerging Internet security market, which includes data encryption products and noncash transaction cards. Products are produced and sold out of the corporate office in Laguna Hills, California.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Presentation - The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

        Principles of Consolidation - The consolidated financial statements include the accounts of Productivity Enhancement Products, Inc. and its majority-owned subsidiaries, PEP Smart Systems, LLC and BeadleNet LLC. These subsidiaries were dissolved prior to January 2, 2000. All intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements. Prior to dissolution, any revenues, assets, and liabilities related to PEP Smart Systems, LLC were insignificant except a note receivable for approximately $367,000 due to the Company from the minority shareholders. This note was written off during the year ended January 2, 2000, due to collection uncertainties.

        Fiscal Year - Beginning in fiscal 1999, the Company's fiscal year ends on the Sunday closest to December 31 (January 2, 2000 for fiscal 1999).

        Discontinued Operations - Discontinued operations in the accompanying consolidated financial statements include the Company's majority-owned subsidiary, BeadleNet LLC. See Note 11 for additional information regarding the nature of operation and disposition of the Company's discontinued operations.

        Stock Split - In 1998, the Company's Board of Directors approved a 4-for-1 stock split related to the Company's common stock effective January 2, 1998. All share and per share amounts have been restated to reflect the stock split for all periods presented.

        Cash and Cash Equivalents - Cash and cash equivalents represent highly liquid securities, consisting primarily of uninsured money market accounts, with original maturities of less than 90 days.

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JANUARY 2, 2000 (CONTINUED)
--------------------------------------------------------------------------------

        Investments Available for Sale - The Company's investments in publicly traded equity securities are classified as available for sale and stated at fair value in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. The Company records unrealized gains and losses as a separate component of stockholders' equity in accumulated other comprehensive income.

        Inventories - Inventories consist of finished goods, work-in-progress, and raw materials and are valued at the lower of cost or market (first-in, first-out method).

        Property and Equipment - Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the assets' lives, which range from three to five years. Leased assets are depreciated over the lesser of the useful life of the asset or the remaining life of the lease.

        When assets are retired or otherwise disposed of, the cost and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations for the period. Renewals and betterments which extend the life of an existing asset are capitalized, while normal repairs and maintenance costs are expensed as incurred.

        Other Assets - Other assets consist of interest-bearing notes receivable from related parties of $64,872 and unrelated parties of $30,000 (Note
        11).

        Revenue Recognition - The Company recognizes revenue from product sales at the time of shipment. Revenue from engineering and other services is recognized when the work is performed.

        Revenues related to contracts that require significant modification or customization are accounted for in conformity with Accounting Research Bulletin No. 45, Long-Term Construction-Type Contracts, and Statement of Position (SOP) 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. Revenues from such contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total contract costs for each contract. This method is used because management considers costs incurred to date to be the best available measure of progress on these contracts.

        Contract costs include all direct material and labor costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

        Provisions for Anticipated Losses on Contracts - Provision for estimated total contract losses on uncompleted contracts is made in the period in which such losses are determined in accordance with SOP 81-1. The Company has accrued approximately $96,000 of contract losses at January 2, 2000.

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JANUARY 2, 2000 (CONTINUED)
--------------------------------------------------------------------------------

        Deferred Revenue - Deferred revenue consists of customer prepayments on product orders. Those amounts are deferred when received and recognized as revenue at the time of shipment.

        Long-Lived Assets - The Company accounts for the impairment and disposition of long-lived assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. There was no such impairment of the value of such assets as of January 2, 2000.

        Accounting For Income Taxes - The Company accounts for income taxes in accordance with SFAS No. 109, Accounting For Income Taxes, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statements and the tax bases of assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

        Software Development Costs - Costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established. After technological feasibility is established, any additional costs would be capitalized in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed. Because the Company believes that its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no internally generated software development costs have been capitalized as of January 2, 2000.

        Concentration of Credit Risk - The Company's revenues are generated primarily from product sales and engineering services. The Company performs ongoing credit evaluations of its customers and does not require collateral for its receivables. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

        Customer Concentrations - During the year ended January 2, 2000, sales to two customers accounted for approximately 66% of total revenues. Each of these customers accounted for greater than 10% of total revenues for the year ended January 2, 2000. The loss of, or reduction in, revenues to these customers would have a material adverse effect on the Company's business, operating results, and financial condition. No other customers accounted for more than 10% of total revenues for the year ended January 2, 2000.

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JANUARY 2, 2000 (CONTINUED)
--------------------------------------------------------------------------------

        Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Stock-Based Compensation - SFAS No. 123, Accounting for Stock-Based Compensation, requires the determination and disclosure of compensation costs implicit in stock option grants or other stock rights. Under the employee transaction provisions, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. Companies are also permitted to continue to account for such transactions under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, but are required to disclose in a note to the financial statements pro forma net income or net loss as if the company had adopted SFAS No. 123. The Company will continue to account for employee stock-based compensation under APB Opinion No. 25.

        Comprehensive Income - The Company adopted SFAS No. 130, Reporting Comprehensive Income, which establishes standards for the reporting and display of comprehensive income. Comprehensive income is defined as all changes in a company's net assets except changes resulting from transactions with shareholders. At January 2, 2000, the Company had accumulated other comprehensive income comprising net unrealized gains on available-for-sale securities, net of taxes.

        In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes new accounting and reporting standards for derivative financial instruments and for hedging activities. SFAS No. 133 requires the Company to measure all derivatives at fair value and to recognize them in the balance sheet as an asset or liability, depending on the Company's rights or obligations under the applicable derivative contract. In June 1999, the FASB issued SFAS No. 137, which deferred the effective date of adoption of SFAS No. 133 for one year. The Company will adopt SFAS No. 133 no later than the first quarter of fiscal year 2001. Adoption of the new method of accounting for derivatives and hedging activities is not expected to have a material impact on the Company's financial statements.

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JANUARY 2, 2000 (CONTINUED)
--------------------------------------------------------------------------------

3.      PROPERTY AND EQUIPMENT

        Property and equipment consist of the following at January 2, 2000:

        Machinery and other equipment                     $ 119,832
        Furniture and fixtures                               74,170
        Office equipment                                    150,497
        Leasehold improvements                               24,059
                                                          ---------

                                                            368,558
Less accumulated depreciation and amortization             (244,121)
                                                          ---------

                                                          $ 124,437
                                                          =========


        At January 2, 2000, included in machinery and other equipment is $56,151 of equipment under capital leases. At January 2, 2000, accumulated amortization of assets under capital leases was $43,167.


4.      INVESTMENT IN SECURITIES

        At January 2, 2000, all of the Company's investments are in equity securities and classified as available for sale. At January 2, 2000, investments in equity securities have a cost of $4,113,705, gross unrealized gains of $1,885,953, net of taxes of $1,248,650, gross unrealized losses of zero and an estimated fair value of $5,999,658. There were no proceeds from the sales of equity investments during the year ended January 2, 2000. The equity securities are comprised primarily of unregistered shares of Watchguard Technologies, Inc. common stock and certain shares have been pledged as collateral through October 2000 (Note 11).


5.      ACCRUED EXPENSES

        Accrued expenses consist of the following at January 2, 2000:


        Accrued payroll and bonus                                         $195,194
        E-commerce cash receipts owed to Watchguard Technologies, Inc.     122,588
        Accrued contract losses                                             95,853
        Accrued vacation                                                    31,200
        Other                                                              102,502
                                                                          --------

                                                                          $547,337
                                                                          ========

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JANUARY 2, 2000 (CONTINUED)
-------------------------------------------------------------------------------

6.      LINE OF CREDIT

        The Company has executed a revolving credit agreement with a bank which provides for maximum borrowings of $750,000. The Company's available credit under this agreement is the lesser of $750,000 or 80% of the aggregate amount of eligible accounts receivable as established by the definitions in the credit agreement. As amended, borrowings under the credit agreement bear interest at the bank's reference rate plus 1.0% (9.50% at January 2, 2000). The revolving credit agreement includes certain financial covenants including minimum tangible net worth. The Company was in compliance with all financial covenants as of January 2, 2000. There were no amounts outstanding under the credit agreement as of January 2, 2000.


7.      CAPITAL LEASE OBLIGATIONS

        The Company leases certain computer equipment under capital leases that expire at various dates through August 2001. Minimum annual lease commitments under capital leases as of January 2, 2000 are as follows:

        Fiscal year:

        2000                                                          $  9,265
        2001                                                             5,712
                                                                      --------

        Total minimum lease payments                                    14,977
        Less amount representing interest                               (1,098)
                                                                      --------

        Present value of minimum lease payments                         13,879
        Less current portion                                            (8,363)
                                                                      --------

                                                                      $  5,516
                                                                      ========


8.      NOTES PAYABLE

        Notes payable consist of the following at January 2, 2000:


        Note payable to a bank bearing interest at the bank's
         prime rate plus 1.5% (9.25% at January 2, 2000)
         payable in monthly principal and interest installments
         of $829 from November 1998 to May 2001, collateralized
         by primarily all assets of the Company                       $12,402

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JANUARY 2, 2000 (CONTINUED)
--------------------------------------------------------------------------------

        Note payable to a bank bearing interest at the bank's prime rate plus 1.5%
         (9.25% at January 2, 2000) payable in monthly principal and interest installments of $2,050 from April 1999 to March 2002, collateralized by
         primarily all assets of the Company                                            $ 49,906
                                                                                        --------

                                                                                          62,308
        Less current portion                                                             (30,076)
                                                                                        --------

                                                                                        $ 32,232
                                                                                        ========

        Principal maturities of notes payable consist of the following at January 2, 2000:

        Fiscal year:
        2000                                                                             $30,076
        2001                                                                              26,165
        2002                                                                               6,067
                                                                                         -------

                                                                                         $62,308
                                                                                         =======


9.      COMMITMENTS

        The Company leases office space and certain equipment under operating leases which expire on various dates through September 2000. Future annual minimum lease payments under noncancelable operating lease arrangements at January 2, 2000 are as follows:


        Fiscal year 2000                                                                $114,636
                                                                                        ========


        Rental expense under operating leases was approximately $131,978 for the year ended January 2, 2000.


10.     INCOME TAXES

        The provision for income taxes consists of the following for the year ended January 2, 2000:

        Current:
         Federal                                                                         $70,977
         State                                                                            14,669
                                                                                         -------

                                                                                          85,646

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JANUARY 2, 2000 (CONTINUED)
--------------------------------------------------------------------------------

        Deferred:
         Federal                                                               $(10,833)
         State                                                                   (2,574)
                                                                               --------

                                                                                (13,407)
                                                                               --------

                                                                               $ 72,239
                                                                               ========

A reconciliation of the provision for income taxes to the amount of income tax expenses that would result from applying the federal statutory rate of 34% to income before income tax provision is as follows for the year ended January 2, 2000:


        Provision for income taxes at statutory rate                               34.0 %
        General business credit                                                    (4.1)
        State taxes, net of federal benefit                                         3.7
        Other                                                                       0.4
                                                                                   ----

                                                                                   34.0 %
                                                                                   ====


        Net deferred tax assets (liabilities) are as follows as of January 2, 2000:

        Current:
         Unrealized gain securities                                         $(1,248,650)
         Bad debt allowance                                                      11,824
         Accrued vacation                                                        13,366
         Inventory reserve
         Warranty reserve                                                         4,284
         State tax accrual difference                                           127,826
         Other                                                                    6,838
                                                                            -----------

                                                                             (1,084,512)

        Long Term:
         Depreciation and amortization                                           16,757
                                                                            -----------

        Net deferred tax assets (liabilities)                               $(1,067,755)
                                                                            ===========

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JANUARY 2, 2000 (CONTINUED)
--------------------------------------------------------------------------------

11.     DISPOSITION OF BUSINESS

        BeadleNet LLC - BeadleNet LLC was formed on January 1, 1999, as a majority-owned subsidiary of the Company and as a provider of secure Internet and networking solutions. Effective October 19, 1999, the Company sold the assets of BeadleNet LLC, pursuant to an asset purchase agreement dated as of October 19, 1999 to Watchguard Technologies, Inc. The total purchase price comprised: (1) $3,406,000 in cash paid at closing, and (2) 335,931 unregistered shares of Watchguard Technologies, Inc. common stock issued at closing with a fair value of $4,850,000. Of these unregistered shares, 173,160 are pledged as collateral to Watchguard Technologies, Inc. until certain indemnification obligations are satisfied through October 19, 2000.

        Loss from operations of discontinued business and gain on sale of discontinued business are reflected net of amounts attributed to minority interest participation. Minority interest participation was affected by direct distribution of 138,152 unregistered shares of Watchguard Technologies, Inc. common stock with a fair value of $1,994,570, cash of $722,797 to the minority interest members of BeadleNet LLC and the minority members' initial cash contribution of $355,000. The Company received a note receivable in the amount of $64,872 from an officer of BeadleNet LLC in exchange for a portion of the minority interest participation. This note receivable is due during fiscal 2001. BeadleNet LLC revenues, assets, and liabilities were insignificant at the date of sale. BeadleNet LLC recorded net losses of $1,442,270, net of tax benefits of $416,469 and minority interest participation of $355,000 during the year ended January 2, 2000. Effective November 25, 1999, BeadleNet LLC was dissolved.

        In connection with the Asset Purchase Agreement, Watchguard Technologies, Inc. was obligated to pay an additional $1,000,000 in contingent consideration, comprised of $400,000 in cash and a number of unregistered shares of Watchguard Technologies, Inc. common stock with a fair value of $600,000, which became due upon completion and delivery of certain technology items. These technology items were completed and delivered and the Company received $400,000 in cash and 20,189 shares of Watchguard Technologies, Inc. common stock with a fair value of $600,000 during January 2000. The Company distributed 14,132 of these shares of Watchguard Technologies, Inc. common stock and approximately $280,000 in cash to a minority member of BeadleNet LLC during January 2000. This contingent consideration was recognized as a gain by the Company during January 2000.


12.     SHAREHOLDERS' EQUITY

        Repurchase of Common Stock - During August 1998, the Company repurchased 5,000 shares of common stock at $0.32 per share from an employee.

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JANUARY 2, 2000 (CONTINUED)
--------------------------------------------------------------------------------

        Compensation Expense - On January 1, 1999, BeadleNet LLC issued a total of 2,894,000 members' units to an officer of BeadleNet LLC for no consideration. Management estimated the fair value of these members' units to be approximately $0.03 per unit. The Company has recorded compensation expense of $91,000 for this issuance during the year ended January 2, 2000, which is included in loss from operations of discontinued business in the accompanying consolidated financial statements.

        Stock Option Plan - In January 1997, the Company adopted the 1996 Stock Incentive Plan (the Plan), which provides for the granting of up to 1,000,000 incentive and nonstatutory stock options to purchase common stock to officers, employees, and consultants. The incentive and nonstatutory stock options may not be issued at prices less than the fair market value at the date of grant. All options expire at a maximum of 10 years from the date of grant. Incentive and nonstatutory stock options vest ratably over four years and two years, respectively.

        Stock option activity under the Plan is as follows:


        Outstanding, January 1, 1999                             859,000       $   0.29
        Granted (weighted-average fair value
           of $0.12 per share)                                   309,000       $   0.28
        Exercised                                               (125,000)      $   0.25
        Canceled                                                (167,000)      $   0.28
                                                                --------

        Outstanding, January 2, 2000                             876,000       $   0.30
                                                                ========

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JANUARY 2, 2000 (CONTINUED)
--------------------------------------------------------------------------------


        The following table summarizes information about stock options outstanding as of January 2, 2000:

                         OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
               ----------------------------------------     --------------------------
                                 WEIGHTED-
                                  AVERAGE     WEIGHTED-                     WEIGHTED-
                                 REMAINING     AVERAGE                       AVERAGE
 EXERCISE         NUMBER        CONTRACTUAL    EXERCISE       NUMBER         EXERCISE
  PRICE        OUTSTANDING         LIFE         PRICE       EXERCISABLE       PRICE
-----------    -----------      -----------  -----------    -----------    -----------
  $0.20          285,000           7.22         $0.20         270,743         $0.20
  $0.28          267,000           9.84         $0.28          20,547         $0.28
  $0.30           10,000           7.94         $0.30           5,144         $0.30
  $0.32          314,000           8.64         $0.32         154,115         $0.32
                 -------                                      -------

                 876,000                                      450,549
                 =======                                      =======

The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations to account for the Plan. Had compensation cost for the Plan been determined based on the fair value at the date of grant consistent with the method of SFAS No. 123, the Company's net income would have been the pro forma amount indicated below:

        Net income, as reported                                          $2,949,777
        Net income, pro forma                                            $2,929,352


        The fair value of options granted under the Plan was estimated on the date of grant using the Black-Scholes option-pricing model, with the following weighted-average assumptions during fiscal 1999: no dividend yield, risk-free interest rate of 6.0%, zero volatility, and an expected life of ten years.


13.     RELATED-PARTY TRANSACTIONS

        The Company entered into an agreement with an officer of the Company whereby the Company will lease the officer's airplane and pay insurance costs related to the airplane. The lease agreement shall remain in force until canceled by either party. Total costs related to this agreement, recorded by the Company during the year ended January 2, 2000, were approximately $8,400.

        During fiscal 1999, the Company made automobile lease and insurance-related payments totaling approximately $16,200 on behalf of an officer of the Company.

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JANUARY 2, 2000 (CONTINUED)
--------------------------------------------------------------------------------

14.     SUBSEQUENT EVENTS

        On February 26, 2000, the Company approved a plan to buy at a price of $2.00 per share all shares of common stock issued under the Company's 1996 Stock Incentive Plan and stock options issued under the Company's 1996 Stock Incentive Plan outstanding as of January 2, 2000 (upon vesting). The Company expects to pay approximately $2,034,000 through fiscal 2003 related to this Plan. The Company expects to record approximately $1,076,000 of compensation expense and related costs during fiscal 2000 related to this Plan.

        On March 3, 2000, the Internal Revenue Service approved the request of the Company to be taxed as an S corporation under the provisions of the federal and state tax codes.

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JANUARY 2, 2000 AND JULY 2, 2000 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                     JANUARY 2,        JULY 2,
                                                                       2000             2000
                                                                    -----------      -----------
                                                                                     (UNAUDITED)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                           $ 2,245,675      $   283,333
Investments available-for-sale, restricted                            5,999,658       11,198,240
Accounts receivable, net of allowance for doubtful accounts of
  $27,600 and $24,022 at January 2, 2000 and July 2, 2000             1,196,544        1,025,271
Inventories, net                                                        404,666          697,691
Prepaid expenses                                                         60,648           82,529
Income taxes receivable                                                                   71,278
                                                                    -----------      -----------

    Total current assets                                              9,907,191       13,358,342

PROPERTY AND EQUIPMENT, net                                             124,437          213,073

DEFERRED TAX ASSETS                                                      16,757

OTHER ASSETS                                                             94,872           94,872
                                                                    -----------      -----------

                                                                    $10,143,257      $13,666,287
                                                                    ===========      ===========

See notes to consolidated financial statements

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JANUARY 2, 2000 AND JULY 2, 2000 (UNAUDITED) (CONTINUED)
--------------------------------------------------------------------------------

                                                                                     JANUARY 2,           JULY 2,
                                                                                        2000               2000
                                                                                    ------------       ------------
                                                                                                       (UNAUDITED)
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                                                    $    522,045       $    678,434
Accrued expenses                                                                         547,337            357,842
Deferred revenue                                                                         303,648            297,432
Income taxes payable                                                                   1,891,695
Deferred tax liabilities                                                               1,084,512          1,435,055
Current portion of capital lease obligations                                               8,363             45,312
Current portion of notes payable                                                          30,076            728,576
                                                                                    ------------       ------------

    Total current liabilities                                                          4,387,676          3,542,651

CAPITAL LEASE OBLIGATIONS, less current portion                                            5,516              4,378

NOTES PAYABLE, less current portion                                                       32,232             20,322

SHAREHOLDERS' EQUITY:
Common stock, $0.00004 par value; 100,000,000 shares authorized; 5,140,000 and
  5,125,000 shares issued and outstanding at
  July 2, 2000 and January 2, 2000                                                        43,000             46,000
Notes receivable                                                                         (31,000)           (31,000)
Accumulated other comprehensive income                                                 1,885,953          6,706,935
Retained earnings                                                                      3,819,880          3,377,001
                                                                                    ------------       ------------

    Total shareholders' equity                                                         5,717,833         10,098,936
                                                                                    ------------       ------------

                                                                                    $ 10,143,257       $ 13,666,287
                                                                                    ============       ============

See notes to consolidated financial statements

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS FOR THE SIX MONTHS ENDED JULY 4, 1999 AND JULY 2, 2000 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                               SIX MONTHS ENDED
                                                                        -----------------------------
                                                                          JULY 4,           JULY 2,
                                                                           1999              2000
                                                                        -----------       -----------
                                                                                 (UNAUDITED)
REVENUES:
Product revenues                                                        $ 2,103,600       $ 2,932,587
Engineering and other revenues                                              557,987           521,465
                                                                        -----------       -----------

    Total revenues                                                        2,661,587         3,454,052

COST OF REVENUES                                                          1,810,034         2,250,087
                                                                        -----------       -----------

GROSS PROFIT                                                                851,553         1,203,965

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES                               831,448         1,590,026

WRITE-OFF OF NOTE RECEIVABLE                                                350,000
                                                                        -----------       -----------

OPERATING LOSS                                                             (329,895)         (386,061)

OTHER INCOME (EXPENSE), net                                                  (6,519)           16,570
                                                                        -----------       -----------

LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES                           (336,414)         (369,491)

PROVISION (BENEFIT) FOR INCOME TAXES                                       (113,987)          349,858
                                                                        -----------       -----------

LOSS FROM CONTINUING OPERATIONS                                            (222,427)         (719,349)

DISCONTINUED OPERATIONS:
Loss from operations of discontinued business, net of minority
  interest participation of $151,223, and tax benefits of $141,142         (211,713)
Gain on sale of discontinued business, net                                                    276,470
                                                                        -----------       -----------

NET LOSS                                                                   (434,140)         (442,879)

OTHER COMPREHENSIVE INCOME:
Net unrealized gain on available-for-sale securities, net of taxes                          4,820,982
                                                                        -----------       -----------

COMPREHENSIVE INCOME (LOSS)                                             $  (434,140)      $ 4,378,103
                                                                        ===========       ===========


See notes to consolidated financial statements

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JULY 4, 1999 AND JULY 2, 2000 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                        SIX MONTHS ENDED
                                                                 -----------------------------
                                                                   JULY 4,           JULY 2,
                                                                    1999              2000
                                                                 -----------       -----------
                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                         $  (434,140)      $  (442,879)
Adjustments to reconcile net loss to net cash used in
  continuing operating activities:
  Loss from discontinued business                                    211,713
  Gain on sale of discontinued business                                               (276,470)
  Provision for doubtful accounts                                    (49,216)           (3,578)
  Depreciation and amortization                                       62,597            59,374
  Deferred taxes                                                      49,729           170,895
  Changes in operating assets and liabilities
    (net of effects from disposition):
    Accounts receivable                                              157,392           174,851
    Inventories                                                      (27,073)         (293,025)
    Prepaid expenses                                                 (17,928)          (21,881)
    Accounts payable                                                     855           156,389
    Accrued expenses                                                 128,845          (189,495)
    Deferred revenues                                                (27,172)           (6,216)
    Income taxes payable                                            (227,606)          (85,205)
                                                                 -----------       -----------

      Net cash used in continuing operating activities              (172,004)         (757,240)
      Net cash used in discontinued operating activities            (321,701)       (1,877,768)
                                                                 -----------       -----------

        Net cash used in operating activities                       (493,705)       (2,635,008)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                                  (46,534)          (91,760)
Net proceeds from sale of discontinued business                                        375,275
Distributions to minority members of BeadleNet LLC                                    (280,000)
                                                                 -----------       -----------

        Net cash (used in) provided by investing activities          (46,534)            3,515

See notes to consolidated financial statements

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JULY 4, 1999 AND JULY 2, 2000 (UNAUDITED) (CONTINUED)
--------------------------------------------------------------------------------

                                                                                  SIX MONTHS ENDED
                                                                           -----------------------------
                                                                            JULY 4,            JULY 2,
                                                                              1999              2000
                                                                           -----------       -----------
                                                                                    (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under line of credit                                        $   200,000       $        --
Payments on notes payable and obligations under capital leases                 (21,143)          (33,849)
Proceeds from issuance of notes payable                                         64,000           700,000
Proceeds from issuance of common stock related to the exercise
  of stock options                                                                                 3,000
                                                                           -----------       -----------

        Net cash provided by financing activities                              242,857           669,151
                                                                           -----------       -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                     (297,382)       (1,962,342)
CASH AND CASH EQUIVALENTS, beginning of period                                 401,380         2,245,675
                                                                           -----------       -----------

CASH AND CASH EQUIVALENTS, end of period                                   $   103,998       $   283,333
                                                                           ===========       ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION - Cash paid during the period for:
    Income taxes                                                           $   126,000       $ 2,116,200
                                                                           ===========       ===========
    Interest                                                               $     6,860       $     4,940
                                                                           ===========       ===========

NONCASH INVESTING AND FINANCING ACTIVITIES:
Noncash proceeds in connection with sale of BeadleNet LLC -
  investments available-for-sale, restricted                               $        --       $   600,000
                                                                           ===========       ===========

Distributions of shares of common stock of Watchguard
  Technologies, Inc. to minority members of BeadleNet LLC                  $        --       $   419,991
                                                                           ===========       ===========

Unrealized gain on available-for-sale securities, net of taxes
  of $196,405                                                              $        --       $ 4,820,982
                                                                           ===========       ===========

Acquisition of property and equipment and/or capital lease agreements      $        --       $    56,250
                                                                           ===========       ===========

See notes to consolidated financial statements

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JULY 4, 1999 AND JULY 2, 2000 (UNAUDITED)
--------------------------------------------------------------------------------

1.      BASIS OF PRESENTATION

        The financial statements at July 2, 2000, and for the six months ended July 4, 1999 and July 2, 2000 are unaudited, but include all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of financial position and operating results. Operating results for the six-month periods ended July 4, 1999 and July 2, 2000 are not necessarily indicative of results that may be expected for any future periods.

        The accompanying unaudited interim financial statements have been prepared with the assumption that users of the interim financial information have read Productivity Enhancement Products, Inc. and subsidiaries' audited financial statements for the year ended January 2, 2000. Accordingly, footnote disclosures which would substantially duplicate the disclosures contained in these audited financial statements have been omitted from these unaudited interim financial statements. While management believes the disclosures presented are adequate to make these financial statements not misleading, these financial statements should be read in conjunction with Productivity Enhancement Products, Inc. and subsidiaries' audited financial statements and related notes.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from those estimates.


2.      ADDITIONAL CONSIDERATION RELATED TO THE SALE OF BEADLENET, LLC

        In connection with the Asset Purchase Agreement between the Company and Watchguard Technologies, Inc., Watchguard Technologies, Inc. was obligated to pay an additional $1,000,000 in contingent consideration, comprised of $400,000 in cash and a number of unregistered shares of Watchguard Technologies, Inc. common stock with a fair value of $600,000, which became due upon completion and delivery of certain technology items. These technology items were completed and delivered and the Company received $400,000 in cash and 20,189 shares of Watchguard Technologies, Inc. common stock with a fair value of $600,000 during January 2000.

        On January 14, 2000, the Company's Board of Directors approved this additional consideration to be distributed 30% to the Company and 70% to the former minority member of BeadleNet, Inc. Accordingly, the Company distributed 14,132 of these shares of Watchguard Technologies, Inc. common stock and approximately $280,000 in cash to the former minority member of BeadleNet LLC during January 2000. This contingent consideration, less the amounts distributed to the former minority member of BeadleNet LLC and legal costs was recognized as a gain by the Company during the six months ended July 2, 2000.

PRODUCTIVITY ENHANCEMENT PRODUCTS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JULY 4, 1999 AND JULY 2, 2000 (UNAUDITED) (CONTINUED)
--------------------------------------------------------------------------------

3.      SIGNIFICANT EVENTS

        Effective January 3, 2000, the Company changed its tax status from a C corporation to an S corporation. As an S corporation, the Company shall not be subject to federal income tax but is only subject to a 1.5% franchise tax in the State of California. For the six months ended July 2, 2000, the provision for income taxes of $349,858 represents the adjustment necessary to eliminate deferred tax assets, as adjusted, as a result of the Company's change in tax status to an S Corporation. The Company will also be subject to federal and state income taxes on built in gains in the event assets are sold or disposed of during the ten year period subsequent to the change in status. The deferred income tax liability of $1,435,055 at July 2, 2000 represents primarily the estimated built in gains taxes on available-for-sale securities. At July 2, 2000, the Company has recorded income taxes receivable of $71,278, which represents the estimated refund due from its 1999 federal and state income tax returns.

        In connection with the Company's purchase of shares of common stock issued under the Company's 1996 Stock Incentive Plan and stock options issued under the Company's 1996 Stock Incentive Plan outstanding as of January 2, 2000 ( upon vesting), the Company recorded compensation expense of approximately $700,000 during the six months ended July 2, 2000. This amount is included in selling, general, and administrative expenses in the accompanying condensed consolidated statements of operations and comprehensive operations.

4.      SUBSEQUENT EVENTS

        In October 2000, the Company was acquired by Dense-Pac Microsystems, Inc. (Dense-Pac), a designer and manufacturer of proprietary and patented three-dimensional high-density memory products. Dense-Pac issued 884,167 shares of common stock in exchange for all capital stock of the Company and the book value of liabilities. In connection with this transaction, the Company's available-for-sale investments were distributed to a shareholder of the Company.


                                   * * * * * *